UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

PANBELA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 28, 2023
Date of Report (Date of Earliest Event Reported)

Panbela Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39468	88-2805017
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PBLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 28, 2023, Panbela Therapeutics, Inc. (the “Company”) received a notification letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that for 30 consecutive business days the Company’s common stock did not maintain a minimum closing bid price of $1.00 per share as required by Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Staff also noted that the Company effected a 1:40 reverse stock split on January 13, 2023, and a 1:30 reverse stock split on June 1, 2023. Because the Company effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, the Company will not be afforded a 180-calendar day period to demonstrate compliance with the Minimum Bid Price Requirement pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv).

As a result, the Staff informed the Company that the Company’s common stock will be delisted from The Nasdaq Capital Market. In that regard, the Staff indicated that Nasdaq would suspend trading in the Company’s common stock at the opening of business on December 7, 2023, and file a Form 25-NSE with the Securities and Exchange Commission, which would remove the Company’s common stock from listing and registration on Nasdaq, unless the Company appeals the Staff’s delisting determination by requesting a hearing before the Nasdaq Hearings Panel (the “Panel”) by 4:00 p.m. Eastern Time on December 5, 2023.

In addition, the Letter provided notification to the Company that it was not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b) (the “Minimum Stockholders’ Equity Requirement”) requires companies listed on The Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000. The Company reported a stockholders’ deficit of $2,483,000 for the period ended September 30, 2023, and as of that date, the Company did not meet the alternative requirements of market value of listed securities or net income from continuing operations. The Staff indicated that, pursuant to Nasdaq Listing Rule 5810(c)(2)(A), this deficiency serves as an additional and separate basis for delisting, and as such, the Company should address its non-compliance with the Minimum Stockholders’ Equity Requirement before the Panel if it appeals the Staff’s determination.

The Company intends to request a hearing before the Panel to appeal the Staff’s determination. The Company’s hearing request is expected to stay the suspension of trading and delisting of the Company’s common stock pending the conclusion of the hearing process. Consequently, the Company’s common stock is expected to remain listed on the Nasdaq Capital Market at least until the Panel renders a decision following the hearing. There can be no assurance that the Panel will grant the Company’s request for continued listing on The Nasdaq Capital Market.

The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules, including effecting a reverse split of its outstanding common stock subject to approval by its stockholders. The Company continues to evaluate various alternative courses of action to regain compliance with the Minimum Bid Price Requirement and the Minimum Stockholders’ Equity Requirement. However, there can be no assurance that the Company will be able to maintain compliance with the Nasdaq Capital Market’s continued listing requirements or regain compliance with the Minimum Bid Price Requirement or the Minimum Stockholders’ Equity Requirement.

Additional Information and Where to Find It

In connection with the proposed reverse stock split and other matters, the Company filed a definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) on November 24, 2023 (as amended or supplemented, the “Proxy Statement”). A copy of the Proxy Statement and a proxy card has been sent to each stockholder entitled to vote at the meeting to which the Proxy Statement relates (the “Stockholder Meeting”). The Proxy Statement, any other relevant documents, and all other materials filed with the SEC concerning the Company are (or, when filed, will be) available free of charge at http://www.sec.gov and https://panbela.com/investor-relations/financial-information/.

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The information contained in this current report on Form 8-K is not a proxy statement and does not constitute a solicitation of any proxy, an offer to purchase, or a solicitation of an offer to sell any securities. Stockholders should carefully read the Proxy Statement and any other relevant documents that the Company files with the SEC when they become available before making any voting decision because they contain important information.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements,” including within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “can,” “continue,” “design,” “expect,” “focus,” “intend,” “may,” “plan,” “positioned,” “potential,” “scheduled,” “will,” and “would.” All statements other than statements of historical fact are statements that should be deemed forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially and adversely form the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) our ability to obtain additional funding to execute our business and clinical development plans; (ii) the progress and success of our clinical development program; (iii) the impact of the COVID-10 pandemic on our ability to conduct our clinical trials; (iv) our ability to demonstrate the safety and effectiveness of our product candidates: ivospemin (SBP-101) and eflornithine (CPP-1X); (v) our reliance on a third party for the execution of the registration trial for our product candidate Flynpovi; (vi) our ability to obtain regulatory approvals for our product candidates, SBP-101 and CPP-1X, in the United States, the European Union or other international markets; (vii) the market acceptance and level of future sales of our product candidates, SBP-101 and CPP-1X; (viii) the cost and delays in product development that may result from changes in regulatory oversight applicable to our product candidates, SBP-101 and CPP-1X; (ix) the rate of progress in establishing reimbursement arrangements with third-party payors; (x) the effect of competing technological and market developments; (xi) the costs involved in filing and prosecuting patent applications and enforcing or defending patent claims; (xii) our ability to maintain the listing of our common stock on a national securities exchange; (xiii) our ability to obtain any required stockholder approvals of share issuances and (xiv) such other factors as discussed in Part I, Item 1A under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Any forward-looking statement made by us in this Form 8-K is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement or reasons why actual results would differ from those anticipated in any such forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Panbela Therapeutics, Inc.

Date: December 1, 2023	By:	/s/ Susan Horvath
Susan Horvath
Chief Financial Officer